                                  EXHIBIT 4.5
                                  -----------

                                                            Amended and Restated
                                               Centennial HealthCare Corporation
                                                                 1997 Stock Plan
                            Form of Non-Employee Director Stock Option Agreement


                       CENTENNIAL HEALTHCARE CORPORATION
              FORM OF NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT

     THIS NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT (this "Agreement"), entered into as of this _____ day of ________________, 19___ by and between Centennial HealthCare Corporation, a Georgia corporation (the "Company"), and _________________ (the "Optionee").

     WHEREAS, as of March 13, 1997, the Company adopted a stock option plan known as the "Amended and Restated Centennial HealthCare Corporation 1997 Stock Plan" (the "Plan"); and

     WHEREAS, the Company has granted the Optionee an Option (as hereinafter defined) to purchase ___________ shares of the Company's common stock, $.01 par value per share (the "Stock") and the Company and the Optionee desire to enter into a written agreement with respect to the Option in accordance with the Plan.

     NOW, THEREFORE, as an incentive and to serve as a non-employee director of the Company and to encourage stock ownership, and also in consideration of the mutual covenants contained herein, the parties hereto agree as follows.

     1.   Incorporation of Plan.  This Option is granted pursuant to the
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provisions of the Plan and the terms and definitions of the Plan are incorporated herein by reference and made a part hereof. A copy of the Plan has been delivered to, and receipt is hereby acknowledged by, the Optionee. Notwithstanding anything in this Agreement to the contrary, to the extent the terms of this Agreement conflict with or otherwise attempt to exceed the authority set forth under the Plan, the Plan shall govern and control in all respects. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings given such terms in the Plan.

     2.   Grant of Option.  Subject to the terms, restrictions, limitations, and
          ---------------
conditions stated herein and the terms of the Plan, the Company hereby evidences its grant as of the date hereof (the "Grant Date") to the Optionee of the right and option (the "Option") to purchase all or any part of __________________ (____) shares of Stock.

     3.   Vesting Date.  The Option shall vest and become exercisable upon the
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first anniversary of the Grant Date pursuant to Section 6.2 of the Plan.

     4.   Expiration Date.  The Option shall expire and shall cease to be
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exercisable after the expiration of ten (10) years from the Grant Date of the
Option.

     5.   Exercise Price.  The price per share to be paid by the Optionee for
          --------------
the shares subject to this Option (the "Exercise Price") shall be as determined in accordance with the Plan and as specified on Schedule A.

     6.   Restrictions on Transferability.  No Option shall be transferable by
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the Optionee other than by will or the laws of descent and distribution.  During the lifetime of the Optionee, Options shall be exercisable only by the Optionee (or by such Optionee's guardian or legal representative, should one be appointed).

     7.   Notice of Exercise of Option.  This Option may be exercised by the
          ----------------------------
Optionee, or by the Optionee's administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached hereto as Schedule B) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified in Section 14 hereof to the attention of the Chief Financial Officer or such other officer as the Company may designate. Any such notice shall (a) specify the number of shares of Stock which the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, then elects to purchase hereunder, (b) contain such information as may be reasonably required pursuant to Section 12 hereof, and (c) be accompanied by
(i) a certified or cashier's check payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein, (ii) shares of Stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to such shares purchased hereunder, or (iii) a certified or cashier's check accompanied by the number of shares of Stock whose Fair Market Value when added to the amount of the check equals the total Exercise Price applicable to such shares purchased hereunder. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option.

     8.   Adjustment in Option.  The number of shares of Stock subject to this
          --------------------
Option, the Exercise Price and other matters are subject to adjustment during the term of this Option in accordance with the Plan.

     9.   Termination of Service as a Director.  In the event of the termination
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of the Optionee's service as a Director of the Company or any of its
Subsidiaries for any reason other than such Director's death or Disability, the Optionee (or his or her personal representative) must exercise this Option, to the extent that this Option is Purchasable on the date of such termination, at any time prior to the earlier of (i) the last day of the one year period following the date that the Optionee ceases to be a Director or (ii) the expiration of the Optionee's Option.

     10.  Disabled Optionee.  In the event of termination of service as a
          -----------------
Director of the Company because of the Optionee's becoming a Disabled Optionee, the Optionee (or his or her legal representative) may exercise this Option, to the extent such Option is Purchasable on the date of termination, at any time prior to the earlier of (i) the last day of the one year period following the beginning of the Optionee's Disability or (ii) the expiration date of this Option.

     11.  Death of Optionee. In the event of the Optionee's death, the
          -----------------
Optionee's administrators, executors or personal representatives or persons to whom all or a portion of this Option is transferred in accordance with Section 6 hereof may exercise this Option at any time prior to the earlier of (i) the last day of the one year period following the Optionee's death or (ii) the expiration date of this Option. If the Optionee was a Director of the Company at the time of death, this Option may be so exercised to the extent of the number of shares that were Purchasable hereunder at the date of death. If the Optionee's service as a Director terminated prior to his or her death, this Option may be exercised only to the extent of the number of shares covered by this Option which were Purchasable hereunder at the date of such termination.

     12.  Compliance with Regulatory Matters.  The Optionee acknowledges that
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the issuance of Stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the Securities and Exchange Commission) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section 12.

     13.  Investment Representation of Optionee.
          -------------------------------------

     (a) Optionee represents to the Company the following: (i) that Optionee has read and understands the terms and provisions of the Plan and hereby accepts this Agreement subject to all terms and conditions of the Plan, and (ii) that Optionee understands that, unless at the time of exercise of the Option, a registration statement under the Securities Act of 1933, as amended, is in effect covering the Stock, as a condition to the exercise of the Option, the Company may require Optionee to represent that Optionee is acquiring the Stock for Optionee's own account only and not with a view toward, or for sale in connection with, any distribution of the Stock.

     (b) The Optionee understands and agrees that the certificate or certificates representing any shares of Stock acquired hereunder may bear an appropriate legend relating to registration and resale under federal and state securities laws.

     (c) The Optionee shall not have any rights of a shareholder of the Company with respect to the shares of Stock which may be purchased upon exercise of this Option, unless and until such shares shall have been issued and delivered and his/her name has been entered as a shareholder on the stock transfer records of the Company.

     14.  Miscellaneous.
          -------------

          (a) This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

          (b) This Agreement is executed and delivered in, and shall be governed by the laws of, the State of Georgia, without regard to conflicts of laws principles.

          (c) Any notice, request, document or other communication given hereunder shall be deemed to be sufficiently given upon personal delivery to the other party or upon the expiration of three (3) days after depositing same in the United States mail, return receipt requested, properly addressed to the respective parties or such other address as they may give to the other party in writing in the same manner as follows:

          Company:       Centennial HealthCare Corporation
          -------        400 Perimeter Center Terrace
                         Suite 650
                         Atlanta, Georgia  30346
                         Attention:   Alan C. Dahl
                                      Executive Vice President
                                      and Chief Financial Officer

          Optionee:
          --------       -----------------------------------

                         -----------------------------------

                         -----------------------------------

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          (d)  This Agreement may not be modified except in writing executed by each of the parties hereto.

          (e) This Agreement, together with the Plan, contains the entire understanding of the parties hereto and supersedes any prior understanding and/or written or oral agreement between them respecting the subject matter hereof.

          (f) The parties agree that the provisions of this Agreement are severable and the invalidity or unenforceability of any provision in whole or part shall not affect the validity or enforceability of any enforceable part of such provision or any other provisions hereof.

          (g) The headings with Sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

          (h) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

          (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Board or Committee has caused this Non-Employee Director Stock Option Agreement to be executed on behalf of the Company and the Optionee has executed this Non-Employee Director Stock Option Agreement, as of the day and year first above written.

                              COMPANY:

                              CENTENNIAL HEALTHCARE CORPORATION


                              By:
                                  ----------------------------------------
                                   Alan C. Dahl, Executive Vice President
                                      and Chief Financial Officer



                              OPTIONEE:


                              By:
                                  ----------------------------------------